Exhibit 3.5

State of Delaware
Secretary of State
Division of Corporations
Delivered 07:46 PM 04/28/2010
FILED 07:42 PM 04/28/2010
SRV 100438429 - 3847638 FILE

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT

1.                                      Name of Limited Liability Company:
Boise Building Solutions Distribution, L.L.C.

2.                                      The Certificate of Formation of the limited liability company is hereby amended as follows:

The name of the company shall be Boise Cascade Building Materials Distribution, L.L.C.

3.                                      The Effective date of this Certificate of Amendment shall be May 3, 2010.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 26th day of April, A. D. 2010.

By:	/s/ David G. Gadda
Authorized Person(s)

Name:	David G. Gadda Authorized person
Print or Type

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:32 PM 03/02/2005
FILED 01:17 PM 03/02/2005
SRV 050178166 - 3847638 FILE

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT

BOISE BUILDING SOLUTIONS DISTRIBUTION, L.L.C., a Delaware limited liability company (the “Company”) hereby certifies as follows:

The name of this company is Boise Building Solutions Distribution, L.L.C. and

The Certificate of Formation of the company is hereby amended by amending and restating Article 2 thereof in its entirety to read as follows:

2.                                      Registered Office and Registered Agent.  The Company’s registered office in the State of Delaware is located at 1209 Orange Street, Corporation Trust Center, Wilmington, DE 19801. The registered agent of the Company for service of process at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned officer of the company has caused this Certificate to be executed as of this 18th day of January, 2005.

By:	/s/ Karen E. Gowland
Vice President and Secretary
Karen E. Gowland

CERTIFICATE OF FORMATION

OF

BOISE BUILDING SOLUTIONS DISTRIBUTION, L.L.C.

This Certificate of Formation is being executed as of August 26, 2004, for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101, et Seq.

The undersigned, being duly authorized to execute and file this Certificate, does hereby certify as follows:

1.                                           Name.                 The name of the limited liability company is Boise Building Solutions Distribution, L.L.C. (the “Company”).

2.                                                Registered Office and Registered Agent.                          The Company’s registered office in the State of Delaware is located at 9 East Loockerman Street, Suite #1B, City of Dover, Kent County, Delaware 19901. The registered agent of the Company for service of process at such address is National Registered Agents, Inc.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Formation as of the day and year first above written.

By:	/s/ Jamie E. Jedras
Jamie E. Jedras, an Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:39 PM 08/26/2004
FILED 06:39 PM 08/26/2004
SRV 040626250 - 3847638 FILE